                           SUPERGEN, INC.

                       AMENDED AND RESTATED
               EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                    INVENTION ASSIGNMENT AGREEMENT


     This Amended and Restated Employment, Confidential Information and Invention Assignment Agreement is made as of January 1, 1998 by and between SuperGen, Inc., a Delaware corporation (the "Company"), and Joseph Rubinfeld ("Executive").

                              RECITALS

     A. The Company and Executive are parties to that certain Employment, Confidential Information and Invention Assignment Agreement, dated as of January 1, 1994 (the "Employment Agreement"), as amended by Amendment No. 1 dated January 17, 1996, subject to the terms and conditions of which the Company employs Executive and Executive accepts employment.

     B. The Company and Executive wish to amend and restate the Employment Agreement upon the terms set forth below.

     1. TERM. The Company hereby employs Executive and Executive hereby accepts employment, on the terms and conditions set forth herein. The term of this Agreement shall commence on January 1, 1994 and shall continue for a period of six (6) years thereafter until December 31, 1999.

     2. DUTIES. Executive agrees to serve the Company as its President and Chief Executive Officer, or in such other executive capacity as the Company's Board of Directors (the "Board") may from time to time request. During the term of this Agreement, Executive will devote all of his normal business time and attention to, and use his best efforts to advance, the business of the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, except that without such prior approval Executive may serve on the board of directors of other companies if in so doing Executive does not violate the terms of this Agreement.

     3. COVENANT NOT TO COMPETE. Executive agrees that if his employment with the Company terminates at any time prior to December 31, 1999 he will not, prior to December 31, 1999, individually or with any other person or organization, directly or indirectly, in any city or county of California, or in any or all of the states in the United States, or in any or all countries in the world in which the Company's business has been carried on or in which customers of the Company are located, enter into or engage in the research, engineering, design, manufacture and/or sale of any product or product line which may directly compete with the products or product lines of the Company (either produced prior to the time of such termination or being actively developed at such time) or engage in any other activity in direct competition with the Company. For purposes thereof, Executive shall be deemed to be engaging in the research, engineering, design, manufacture and/or sale of said product or product line or in any other direct activity in competition with the Company if, and only if, (a) he engages in any consulting activities or any employment relationship relating to products directly being worked upon by the Company, or (b) he, as an individual or sole proprietorship, a partnership or limited partnership of which he is a general partner or a limited partner with direct or indirect interest in five percent (5%) or more of the profits or gains of such partnership, or a corporation in which he owns directly or indirectly five percent (5%) or more of the outstanding voting securities (which shall include any security or option convertible into or exercisable for voting securities), engages in the research, engineering, design, manufacture and/or sale of said products or product lines or engages in any other activity in direct competition with the Company in any of said counties, states or countries. For purposes of this covenant not to compete, "product and product lines" referred to herein shall mean generic drugs, "Extra" drugs (as described on the Product Schedule attached to the Stock Purchase Agreement dated January 21, 1994 between the Company, Israeli Chemicals, Ltd., Joseph Rubinfeld, Elliott L. Fineman,
David M. Fineman and J. Gregory Swendsen (the "Product Schedule")) or any other project in commercial development or offered for sale by the Company during the term of Executive's employment by the Company, including without limitation, all Products on the Product Schedule.

          With regard to a termination as described above, Executive understands and agrees that this covenant not to compete with the Company shall be applicable and binding upon him for the period set forth above without regard to the grounds for termination of his employment, if any, and without regard to whether such termination shall have been voluntary or involuntary.

     4.   CONFIDENTIAL INFORMATION.

          (a) COMPANY INFORMATION. Executive agrees at all times during the term of his employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company. Executive understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Executive called or with whom Executive became acquainted during the term of employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

          (b) FORMER EMPLOYER INFORMATION. Executive agrees that he will not, during the period of employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c) THIRD PARTY INFORMATION. Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out work for the Company consistent with the Company's agreement with such third party.

          (d)  INVENTIONS.

               (i) INVENTIONS RETAINED AND LICENSED. Executive has attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Executive prior to employment with the Company (collectively referred to as "Prior Inventions"), which belong to Executive, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of employment with the Company, Executive incorporates into a Company product, process or machine a Prior Invention owned by Executive or in which Executive has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

              (ii) ASSIGNMENT OF INVENTIONS. Executive agrees to promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all right, title, and interest in and to (i) any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may solely or in collaboration with others perfect, devise, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in the employ of the Company (collectively referred to as "Inventions") and, (ii) for a period of one year after termination of employment, any invention relating directly to the products of the Company or resulting from any work performed by Executive for the Company with the Company's Confidential Information, except as provided in Section 4(d)(vi) below. Executive further acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the period of employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

             (iii) INVENTIONS ASSIGNED TO THE UNITED STATES. Executive agrees to assign to the United States government all right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

              (iv) MAINTENANCE OF RECORDS. Executive agrees to keep and maintain adequate and current written records of all Inventions made by Executive (solely or jointly with others) during the term of employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

               (v) PATENT AND COPYRIGHT REGISTRATIONS. Executive agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents or other intellectual property rights relating thereto. Executive further agrees that his obligation to execute or cause to be executed, when it is in Executive's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of his mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations thereon with the same legal force and effect as if executed by Executive.

              (vi) EXCEPTION TO ASSIGNMENTS. Executive understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as
EXHIBIT B). Executive will advise the Company promptly in writing of any inventions that Executive believes meet the criteria in California Labor Code
Section 2870 and not otherwise disclosed on EXHIBIT A.

     5.   COMPENSATION AND FRINGE BENEFITS.

          (a) The Company shall pay Executive an annual salary equal to at least the sum of one hundred and fifty thousand dollars ($150,000) commencing January 1, 1994, two hundred and fifty thousand dollars ($250,000) commencing January 17, 1996, and three hundred and fifty thousand dollars ($350,000) commencing October 1, 1997, payable in equal installments on the regular employee payroll dates of the Company. Executive's annual salary shall be adjusted on each one-year anniversary of the date of this Agreement to compensate for changes in the cost of living. The amount of each annual cost of living increase shall be twice the rate determined for such annual period by the "Consumer Price Index for Urban Wage Earners and Clerical Workers (All Items) published by the Bureau of Labor Statistics, U.S. Department of Labor (1967 equals 100)." Commencing January 1, 1996, the Executive shall be paid an annual performance bonus equal to at least the sum of sixty thousand dollars ($60,000). Executive shall also be paid such additional salary or other incentive compensations as the compensation committee of the Board (the "Compensation Committee") may, in its sole discretion, determine from time to time.

          (b) Executive shall be entitled to participate in such group life, pension, disability, accident, hospital and medical insurance plans, and such other plan or plans which may be instituted by the Company for the benefit of its executive employees generally, upon such terms as may be therein provided of general application to all executive employees of the Company and such other benefits as are mutually deemed appropriate to the position held by Executive and to the discharge of Executive's duties. Executive shall be entitled to not less than twenty (20) business days' vacation per year, with remuneration, which shall be coordinated with the vacation periods of other officers of the Company in a manner that will minimize disruption of the Company's management efforts.

          (c) The Company shall issue to Executive a stock option to purchase up to 500,000 shares of the Company's Common Stock effective January 17, 1996 at an exercise price equal to the greater of $5.50 or the initial public offering price per share of the Company's Common Stock. Such option, which shall become exercisable as to 25% of the shares subject to the option immediately upon closing of the company's initial public offering and an additional 1/36th of the remaining shares subject to the option becoming exercisable at the end of each month thereafter and full vesting occurring on the third anniversary of the date of grant, shall be pursuant to the terms and conditions contained in the standard Company stock option agreement, which has been delivered to Executive, except the term of such options shall be 5 years. Additionally, on the condition of a change of control of the Company or that all warrants issued in connection with the initial public offering units are exercised or redeemed, the Executive's stock option to purchase up to 500,000 shares of the Company's Common Stock shall immediately become fully exercisable.

     6. EXPENSES. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies. Executive shall furnish the Company with evidence of the incurrence of such expenses within a reasonable period of time from the date that they were incurred.

     7. TERMINATION WITHOUT CAUSE. Executive's employment hereunder may be terminated by the Company, without cause, at any time during the term hereof upon thirty (30) days advance written notice from the Board; provided, however, that in the event of a termination without cause, Executive shall continue to receive from the Company the full amount and scope of compensation and benefits described in Section 5 hereof until December 31, 1999. For purposes of this Agreement, Executive's death, disability or any other termination, other than a voluntary termination by Executive or termination for cause (as defined in Section 8), shall be deemed to be a termination without cause.

     8. TERMINATION FOR CAUSE. Executive's employment hereunder may be terminated at any time during the term of this Agreement by the Company for "cause." The term "cause" is defined as any one or more of the following occurrences:

          (a) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved, which conviction or plea materially injures the Company; or

          (b) Executive's commission of an act of fraud or misappropriation of funds, whether prior to or subsequent to the date hereof, upon the Company; or

          (c) Gross negligence by Executive in the scope of Executive's employment resulting in a material injury to the Company, violation by Executive of any duty of loyalty to the Company resulting in a material injury to the Company, or any other misconduct on the part of Executive resulting in a material injury to the Company.

          Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause without (i) reasonable notice to Executive setting forth the reasons for the Company's intention to terminate for cause, and (ii) an opportunity for Executive, together with his counsel, if any, to be heard before the Board.

          If Executive's employment hereunder shall be terminated by the Company pursuant to this Section 8, except as set forth in Section 17, this Agreement shall terminate as of the date of such termination of employment and Executive shall then not be considered an employee of the Company for any purpose, and his salary and all other benefits shall cease upon the termination of his employment.

     9.   ARBITRATION.

          (a) At the option of the Company, any and all disputes or controversies whether of law or fact of any nature whatsoever rising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association (the "Association") and in accordance with the rules and regulations of the Association.

          (b) The arbitrators shall be selected as follows: the Company and Executive shall each select one independent qualified arbitrator and the two arbitrators so selected shall select a third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

          (c) Arbitration shall take place at San Francisco, California, or any other location mutually agreeable to the parties. At the request of the Company, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or Executive and their respective attorneys and the respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (d) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend, and/or participate in all the arbitration hearings in such manner as the law shall require.

          (e) All expenses, including reasonable attorneys fees of each party, relating to arbitration shall be borne by the Company; provided, however, that if the Company is determined to be the prevailing party in such arbitration, Executive shall reimburse the Company for Executive's costs and expenses, including reasonable attorneys fees, incurred in connection with such arbitration.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

     11. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:       SuperGen, Inc.
                              Two Annabel Lane, Suite 220
                              San Ramon, CA 94583
                              Attn:  President

     If to Executive:         Joseph Rubinfeld
                              5304 Blackhawk Drive
                              Danville, CA  94506

     12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     14. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

     15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California.

     16. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     17. SURVIVABILITY. Notwithstanding any other provision of this Agreement, the obligations, covenants and duties of the Company and Executive under Sections 3 and 4 of this Agreement, as well as any obligations of the Company to pay accrued benefits to Executive prior to termination of this Agreement, shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SUPERGEN, INC.                              JOSEPH RUBINFELD


By:  /s/ Henry C. Settle, Jr.               /s/ Joseph Rubinfeld
    ------------------------------          ------------------------------
                                                 Signature
Title:   CFO
          ------------------------

                              EXHIBIT A

                      LIST OF INVENTIONS, ETC.


                                                  Identifying Number
Title                        Date                or Brief Description
-----                        ----                ---------------------




                            EXHIBIT B

                CALIFORNIA LABOR CODE SECTION 2870

           EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS



     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."